UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

CELL MEDX CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 W. Nye Ln, Suite 446 Carson City, NV		89706
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (844) 238-2692

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 3, 2018, the board of directors of Cell MedX Corp. (the “Company”) unanimously resolved to accept Dr. Terry Owen’s resignation from his position as Chief Executive Officer and as a director of the Company effective April 30, 2018. The resignation of Dr. Owen was not due to any disagreements relating to the Company’s operations, policies or practices.

As at April 30, 2018, the Company was indebted to Dr. Owen in the amount of CAD$69,998 for services. The Company agreed to extinguish the debt to Dr. Owen by making a one-time cash payment of CAD$35,000, if paid by May 17, 2018, or in series of 12 monthly payments of CAD$5,833.17 each if payment can’t be made prior to May 17, 2018. In addition to the cash payment, Dr. Owen was given an opportunity to convert up to $10,000 owed to him into common stock of the Company at the then current private placement price, in case the cash payment is made on or before May 17, 2018, and up to CAD$15,000 should the Company choose to repay its debt in 12 monthly installments.

A copy of the Company’s news release regarding the resignation of Dr. Owen is attached as Exhibit 99.1 hereto.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
99.1	News Release dated May 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: May 7, 2018
By: /s/ Frank McEnulty
Frank McEnulty,
Director

3